Exhibit 21.1

Subsidiaries of the Registrant

Name	Jurisdiction of Incorporation or Organization	Names Under Which Subsidiary Does Business
EIG Investors Corp.	DE
The Endurance International Group, Inc.	DE

ApolloHosting

Globat

HostYourSite

Spry

VPSLink

WebHost4Life

WebstrikeSolutions

BizLand

AccountSupport

DomainHost

Dot5Hosting

EasyCGI

eHost

EntryHost

FreeYellow

HyperMart

IMOutdoors

IPage

PureHost

SEOGears

USANetHosting

VirtualAve

Xeran

FatCow

NetWorks/Webhosting

BlueDomino

HostCentric

ReadyHosting

PowWeb

StartLogic

Yourwebhosting

Spertly

JustHost

Netfirms

Nexx

Sprly

SuperGreenHosting

IPower

Bluehost Inc.	UT	Hostmonster Unified Layer
FastDomain Inc.	UT
HostGator.com LLC	FL